    As filed with the Securities and Exchange Commission on November 9, 1999
                                                     Registration No. 333-
===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -----------------------------------
                                 SYNOPSYS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         -----------------------------------
           DELAWARE                                     56-1546236
  ---------------------------             -------------------------------------
   (STATE OF INCORPORATION)              (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            700 EAST MIDDLEFIELD ROAD
                          MOUNTAIN VIEW, CA 94043-4033
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         -----------------------------------
                       1998 NONSTATUTORY STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)
                         -----------------------------------
                                 AART J. DE GEUS
                             CHIEF EXECUTIVE OFFICER
                                 SYNOPSYS, INC.
                            700 EAST MIDDLEFIELD ROAD
                          MOUNTAIN VIEW, CA 94043-4033
                                 (650) 962-5000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                         -----------------------------------
                                    Copy to:
                            THOMAS C. DEFILIPPS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 493-9300
                         -----------------------------------
                         CALCULATION OF REGISTRATION FEE

  ==========================================================================================================================
                                                                      PROPOSED           PROPOSED
                                                                      MAXIMUM            MAXIMUM
           TITLE OF EACH CLASS                AMOUNT                  OFFERING          AGGREGATE              AMOUNT OF
             OF SECURITIES TO                  TO BE                    PRICE            OFFERING            REGISTRATION
              BE REGISTERED                 REGISTERED(1)             PER SHARE(2)       PRICE(2)               FEE(2)
  ---------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value
  To be issued under the 1998
  Nonstatutory Stock Option Plan           1,077,500 Shares            $65.7188         $70,812,007.00        $19,685.74
  ==========================================================================================================================

  (1) Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus relating hereto also relates to shares registered under Form S-8 Registration Statements Nos. 333-84279, 333-77597 and 333-50947.

  (2) Computed in accordance with Rule 457(h) and Rule 457(c) of the Securities Act. The estimated exercise price of $65.7188 was computed in accordance with Rule 457(c) based upon the average of the high and low prices of the Company's Common Stock as reported on The Nasdaq National Market on November 5, 1999.

===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

Synopsys, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 2, 1999, April 3, 1999 and July 3, 1999 filed pursuant to Section 13 of the Exchange Act.

     (c) The Company's Current Report on Form 8-K regarding its financial results for the quarter and fiscal year ended October 2, 1999, filed on October 28, 1999 pursuant to Section 13 of the Exchange Act.

     (d) The Company's Current Report on Form 8-K regarding a change in the Company's fiscal year and its financial results for the quarter ended July 3, 1999, filed on July 23, 1999 pursuant to Section 13 of the Exchange Act.

     (e) The Company's Current Report on Form 8-K regarding its financial results for the quarter ended April 3, 1999, filed on April 23, 1999 pursuant to
Section 13 of the Exchange Act.

     (f) The Company's Current Report on Form 8-K regarding its financial results for the quarter ended January 2, 1999, filed on January 25, 1999 pursuant to Section 13 of the Exchange Act.

     (g) The description of the Company's Preferred Share Purchase Rights as set forth in the Registration Statement filed by the Company on Form 8-A on October 31, 1997 pursuant to Section 12(g) of the Exchange Act, as amended by any further amendments or reports filed with the Securities and Exchange Commission for the purpose of updating such description.

     (h) The description of the Company's Common Stock as set forth in the Registration Statement filed by the Company on Form 8-A on January 24, 1992 pursuant to Section 12(g) of the Exchange Act and any amendments or reports filed with the Securities and Exchange Commission for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damage for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

         The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"), the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under the DGCL. Section 145 of the DGCL provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

     (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by reference.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for acceleration of effective date or filing of registration statement on Form S-8.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on November 9, 1999.

                                 SYNOPSYS, INC.


                                 By:      /s/ Aart J. de Geus
                                          -------------------------------------
                                          Aart J. de Geus
                                          Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Aart J. de Geus and David M. Sugishita, and each of them, as his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                                TITLE                                 DATE
              ---------                                -----                                 -----
         /s/ Aart J. de Geus           Chief Executive Officer and Chairman of the       November 9, 1999
-----------------------------------    Board of Directors (Principal Executive Officer)
Aart J. de Geus


         /s/ Chi-Foon Chan             President, Chief Operating Officer and Director   November 9, 1999
-----------------------------------
Chi-Foon Chan


         /s/ Andy D. Bryant            Director                                          November 9, 1999
-----------------------------------
Andy D. Bryant


         /s/ Deborah A. Coleman        Director                                          November 9, 1999
-----------------------------------
Deborah A. Coleman


         /s/ Harvey C. Jones, Jr.      Director                                          November 9, 1999
-----------------------------------
Harvey C. Jones, Jr.


         /s/ William W. Lattin         Director                                          November 9, 1999
-----------------------------------
William W. Lattin


         /s/ A. Richard Newton         Director                                          November 9, 1999
-----------------------------------
A. Richard Newton


         /s/ Sasson Somekh             Director                                          November 9, 1999
------------------------------------
Sasson Somekh


         /s/ Steven C. Walske          Director                                          November 9, 1999
-----------------------------------
Steven C. Walske


         /s/ David M. Sugishita        Chief Financial Officer (Principal Financial      November 9, 1999
------------------------------------   and Accounting Officer)
David M. Sugishita


                                INDEX TO EXHIBITS

    Exhibit
    Number                           Exhibit
    ------                           -------
      5.1        Opinion of counsel as to legality of securities being
                 registered

     10.1        1998 Nonstatutory Stock Option Plan, as amended

     23.1        Consent of Independent Auditors

     23.2        Consent of Deloitte & Touche LLP

     23.2        Consent of Counsel (included in Exhibit 5.1)

     24.1        Power of Attorney (see page II-5)